SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                               SEPTEMBER 17, 1997
--------------------------------------------------------------------------------
                        (Date of Earliest Event Reported)


                       NEW ENGLAND COMMUNITY BANCORP, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            DELAWARE                                    06-1116165
--------------------------------------------------------------------------------
    (Commission File Number)                 (IRS Employer Identification No.)

           OLD WINDSOR MALL, P.O. BOX 130, WINDSOR, CONNECTICUT 06095
--------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)


                            TELEPHONE: (860) 610-3600
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                               Page 1 of 5 pages

Form 8-K
New England Community Bancorp, Inc.
Commission File No. 0-14550

Item 5. Other Matters

     At separate meetings on September 16, 1997 and September 17, 1997 the Boards of Directors of New England Community Bancorp, Inc. ("NECB") and Community Savings Bank ("CSB"), respectively, approved a definitive agreement (the "Agreement") whereby CSB will be acquired by NECB ("the Acquisition"). The Agreement was then executed on September 17, 1997. CSB will become NECB's third banking subsidiary.

     Under the terms of the Agreement, CSB shareholders will receive $5.30 in cash in exchange for each share of CSB common stock.

     The Acquisition is subject to customary conditions, including but not limited to the approval by federal and state bank regulatory authorities and the shareholders of CSB. CSB operates two locations in Bristol, Connecticut and serves the surrounding communities. At June 30, 1997, CSB had assets of approximately $71 million, deposits of approximately $66 million, loans of approximately $55 million, and shareholders' equity of approximately $4 million.

     The management of NECB and CSB anticipate that the Acquisition will close late in the fourth quarter of 1997, and will be accounted for using the purchase method of accounting.

     Attached hereto as Exhibit 99.1, is a joint press release announcing the signing of the Agreement and providing certain supplemental information about NECB and CSB.

Item 7. Exhibit No. Description

           99.1     NECB and CSB Press Release dated September 17, 1997.

                               Page 2 of 5 pages

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


Dated:  September 18, 1997                  NEW ENGLAND COMMUNITY BANCORP, INC.


                                            BY: /s/ Anson C. Hall
                                            -----------------------------------
                                            Anson C. Hall


                               Page 3 of 5 pages